Exhibit 99.1

                             [Front of Proxy Card]

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                           OF UNITED BANKSHARES, INC.

         The undersigned, a holder of record of shares of common stock, par value $2.50 per share ("United Common Stock"), of United Bankshares, Inc., a West Virginia corporation ("United"), hereby appoints Steven E. Wilson and Gary
L. Ellis, or either one of them, the proxy or proxies of the undersigned (with full power to act in the absence of the others, the act of a majority of those present to be controlling, each with full power of substitution) to attend the Special Meeting of United shareholders at 10:00 a.m., on Monday, September 21, 1998, at the 10th Floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia 26102 (and any adjournments, postponements, continuations or rescheduling thereof), at which holders of United Common Stock will be voting on a proposal in connection with the proposed merger of UBC Holding Company ("Merger Sub"), a wholly owned subsidiary of United, and Fed One Bancorp, Inc. ("Fed One") pursuant to which Fed One would become a wholly owned subsidiary of United (the "Merger"). The proposal is to amend the articles of incorporation of United (the "United Articles Amendment") to increase the number of authorized shares of United Common Stock from 41,000,000 to 100,000,000 shares. If the Merger is consummated, each outstanding share of common stock of Fed One will be converted into and exchanged for 1.5 shares of United Common Stock. Holders of United Common Stock will also be voting upon such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting and to vote as specified in this proxy all the shares of United Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

         THE BOARD OF DIRECTORS OF UNITED UNANIMOUSLY RECOMMENDS A VOTE FOR THE UNITED PROPOSAL.

         IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL AND TO HAVE ABSTAINED ON ALL OTHER MATTERS.


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                            [Reverse of Proxy Card]

         THE BOARD OF DIRECTORS OF UNITED UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

         1. APPROVAL OF A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF UNITED TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF UNITED COMMON STOCK FROM 41,000,000 TO 100,000,000.

                           FOR              AGAINST                    ABSTAIN

                           | |                | |                        | |

         2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULING THEREOF.

Date: ___________________, 1998     Please sign your name exactly as it appears
                                    hereon. When shares of United Common Stock
                                    are held of record by joint tenants, both
                                    should sign. When signing as an attorney-in-
                                    fact, executor, administrator, trustee or
_________________________           guardian, please give full title as such. If
Signature (Title, if any)           a corporation, please sign in full corporate
                                    name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

_________________________
Signature (Title, if any)

THE NUMBER OF SHARES SHOWN ABOVE AND COVERED BY THIS PROXY INCLUDE, WHERE APPLICABLE, SHARES HELD IN THE [NAMES OF THE SHARE PURCHASE PLANS].



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                  PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT
OWNERS MUST SIGN.

                                           ___________________________________

                                           ___________________________________


                                           Dated:  __________________, 1998

                  When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.